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                                                                    Exhibit 23.2



                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of ACCEL International Corporation for the registration of 7,000,000 non-transferable subscription rights and to the incorporation by reference therein of our report dated March 30, 1994, with respect to the cosolidated financial statements and schedules of ACCEL International Corporation for the year ended December 31, 1993 included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                        ERNST & YOUNG LLP

Columbus, Ohio
May 21, 1996